Exhibit 99.1
Investors: Scott Wenhold
Graphic Packaging Holding Company
770-644-3062
Media: Lois Becton
Graphic Packaging Holding Company
770-644-3515
Graphic Packaging Holding Company Reports First Quarter 2008 Results
First Quarter Highlights
•	Completed combination with Altivity Packaging, LLC (“Altivity”) on March 10, 2008; therefore, the first quarter 2008 includes approximately three weeks of Altivity results.

•	Net Sales were $724.3 million, up approximately 24 percent from the prior year period. Excluding Altivity Net Sales, Adjusted Net Sales increased approximately 5 percent over the prior year period.

•	Excluding charges related to the combination with Altivity, Adjusted Net Loss was $(0.00) per share compared to $(0.19) per share in the prior year period.

•	Excluding charges related to the combination with Altivity, Adjusted EBITDA was $98.4 million compared to $64.8 million in the prior year period.

•	Announced new reporting business segments: Paperboard Packaging; Multiwall Bag and Specialty Packaging.
MARIETTA, Ga., May 8, 2008. Graphic Packaging Holding Company (NYSE: GPK), formerly Graphic Packaging Corporation (“Graphic”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported a Net Loss for the first quarter 2008 of $(23.3) million, or $(0.10) per diluted share, based upon 234.5 million shares. This compares to a first quarter 2007 Net Loss of $(38.7) million, or $(0.19) per diluted share, based upon 201.3 million shares. Excluding charges related to the combination with Altivity, Adjusted Net Loss was $(1.0) million, or $(0.00) per diluted share.

“We are excited that the combination of Graphic and Altivity was consummated on March 10th and we are now focused on moving toward recognizing the benefits of the transaction,” said David W. Scheible, President and Chief Executive Officer. “Despite the many hours dedicated to completing the transaction, I am proud that our teams never lost focus on the day-to-day operations and delivered another solid quarter of performance. This represents the sixth consecutive quarter that income from operations has exceeded the prior year quarter, despite operating in a rapidly rising inflationary environment.”
On March 10, 2008, the businesses of Graphic and Altivity were combined through a series of transactions. As a result, a new publicly traded parent company, Graphic Packaging Holding Company, was formed. The combination has been accounted for as a purchase transaction. The first quarter 2008 statement of operations includes approximately three weeks of Altivity’s results and three months of Graphic’s results. 2007 period results reflect Graphic only.
Net Sales
Net Sales increased approximately 24% to $724.3 million during first quarter 2008, compared to first quarter 2007 Net Sales of $584.1 million. When comparing against the prior year quarter, net sales in the first quarter of 2008 were positively impacted by approximately:
•	$113 million from the inclusion of Altivity results;

•	$11 million of favorable pricing;

•	$9 million of favorable foreign currency exchange rates; and

•	$8 million of higher volume and favorable mix.
Attached is supplemental data showing first quarter 2008 net sales and net tons sold by each of the Company’s newly defined business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging.

Income from Operations
Income from Operations for first quarter 2008 was $25.5 million, compared to first quarter 2007 Income from Operations of $12.8 million. When comparing to the prior year quarter, Income from Operations was positively impacted by approximately:
•	$22 million of improved manufacturing and operational efficiencies, primarily the result of stronger performance at the Company’s West Monroe, LA mill;

•	$13 million of lower operating costs as a result of ongoing continuous improvement programs and other cost reduction initiatives;

•	$11 million of favorable pricing;

•	$9 million of lower depreciation and amortization;

•	$2 million from the inclusion of Altivity results; and

•	$3 million of higher volume and favorable mix.
Income from Operations was negatively impacted by approximately:
•	$27 million of higher input costs primarily related to increased prices for fiber and chemicals;

•	$13 million related to a step-up in inventory basis to fair value as a result of the combination with Altivity; and

•	$10 million of charges related to the combination with Altivity;
Other Results

Net interest expense was $42.7 million for first quarter 2008, as compared to net interest expense of $43.1 million for first quarter 2007. The decrease was primarily due to lower interest rates on the unhedged portion of the Company’s floating rate debt.
At the end of the first quarter of 2008, the Company’s total debt was $3,154.7 million, as compared to $1,977.7 million at the end of first quarter 2007. Approximately $1.2 billion of additional debt was assumed in connection with the combination with Altivity.
In the first quarter of 2008, the Company incurred $6.4 million of income tax expense, which was predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.4 billion net operating loss that is available to offset future taxable income in the United States.
Capital expenditures for first quarter 2008 were $35.9 million compared to $19.8 million in the first quarter of 2007. Approximately $6 million of first quarter 2008 capital expenditures were related to the inclusion of Altivity results.
EBITDA for first quarter 2008 was $76.1 million versus EBITDA of $64.8 million for first quarter 2007. Excluding charges related to the combination with Altivity, Adjusted EBITDA was $98.4 million. Approximately $7 million of first quarter 2008 Adjusted EBITDA was related to the inclusion of Altivity results. A tabular reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Loss to Net Loss is attached to this release.
Earnings Call
The Company will host a conference call at 10:00 am (EST) on Friday, May 9, 2008 to discuss the results of the first quarter of 2008. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 44348067). Listeners may also access the audio webcast at the Investor

Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions, except share and per share amounts	2008	2007

ASSETS
Current Assets:
Cash and Equivalents	$21.9	$9.3
Receivables, Net	410.7	226.7
Inventories	603.4	318.6
Other Current Assets	44.5	31.7
Assets Held for Sale	18.7	—

Total Current Assets	1,099.2	586.3
Property, Plant and Equipment, Net	2,000.2	1,376.2
Goodwill	1,133.5	641.5
Intangible Assets, Net	688.7	140.4
Other Assets	53.5	32.9
Assets Held for Sale	42.4	—

Total Assets	$5,017.5	$2,777.3

LIABILITIES
Current Liabilities:
Short Term Debt	$20.3	$6.6
Accounts Payable	360.0	222.4
Other Accrued Liabilities	210.1	177.8
Liabilities Held for Sale	17.5	—

Total Current Liabilities	607.9	406.8
Long Term Debt	3,134.4	1,871.8
Deferred Tax Liabilities	147.2	141.5
Accrued Pension and Postretirement Benefits	176.3	170.3
Other Noncurrent Liabilities	62.1	42.9
Total Liabilities	4,127.9	2,633.3

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 341,623,425 and 200,978,569 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	3.4	2.0
Capital in Excess of Par Value	1,954.9	1,191.6
Accumulated Deficit	(999.0)	(975.7)
Accumulated Other Comprehensive Loss	(69.7)	(73.9)

Total Shareholders’ Equity	889.6	144.0

Total Liabilities and Shareholders’ Equity	$5,017.5	$2,777.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2008	2007

Net Sales	$724.3	$584.1
Cost of Sales	637.7	528.1
Selling, General and Administrative	61.3	42.2
Research, Development and Engineering	2.0	2.4
Other Income, Net	(2.2)	(1.4)

Income from Operations	25.5	12.8
Interest Income	0.1	0.2
Interest Expense	(42.8)	(43.3)

Loss before Income Taxes and Equity in Net Earnings of Affiliates	(17.2)	(30.3)
Income Tax Expense	(6.4)	(7.4)

Loss before Equity in Net Earnings of Affiliates	(23.6)	(37.7)
Equity in Net Earnings of Affiliates	0.3	0.2

Loss from Continuing Operations	(23.3)	(37.5)
Loss from Discontinued Operations, Net of Taxes	—	(1.2)
Net Loss	$(23.3)	$(38.7)

Loss Per Share — Basic
Continuing Operations	$(0.10)	$(0.18)
Discontinued Operations	—	(0.01)
Total	$(0.10)	$(0.19)

Loss Per Share — Diluted
Continuing Operations	$(0.10)	$(0.18)
Discontinued Operations	—	(0.01)

Total	$(0.10)	$(0.19)

Weighted Average Number of Shares Outstanding — Basic	234.5	201.3
Weighted Average Number of Shares Outstanding - Diluted	234.5	201.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(23.3)	$(38.7)
Noncash Items Included in Net Loss:
Depreciation and Amortization	50.6	53.2
Deferred Income Taxes	5.1	4.3
Pension, Postemployment and Postretirement Benefits Expense, Net of Contributions	(25.6)	5.8
Amortization of Deferred Debt Issuance Costs	1.6	2.2
Other, Net	4.4	1.9
Changes in Operating Assets & Liabilities	(86.2)	(61.5)

Net Cash Used in Operating Activities	(73.4)	(32.8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(35.9)	(19.8)
Acquisitions Fees	(29.1)	—
Cash Acquired	60.2	—
Proceeds from Disposal of Property	0.7	—
Other, Net	(2.4)	(0.8)

Net Cash Used in Investing Activities	(6.5)	(20.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	1,200.0	—
Payment on Debt	(1,168.4)	—
Borrowing under Revolving Credit Facilities	251.0	142.9
Payments on Revolving Credit Facilities	(174.8)	(87.9)
Increase in Debt Issuance Costs	(15.1)	—
Other, Net	(0.6)	0.8

Net Cash Provided by Financing Activities	92.1	55.8
EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.4	—

Net Increase in Cash and Equivalents	12.6	2.4

Cash and Equivalents at Beginning of Period	9.3	7.3

Cash and Equivalents at End of Period	$21.9	$9.7

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
The table below sets forth the Company’s Adjusted Net Sales, earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and Adjusted Net Loss. The Company believes Adjusted Net Sales, EBITDA, Adjusted EBITDA and Adjusted Net Loss are also important measures of its performance. Adjusted Net Sales, EBITDA, Adjusted EBITDA and Adjusted Net Loss are not defined terms under accounting principles generally accepted in the United States and should not be considered as alternatives to income from operations or net income as a measure of operating results or cash flows as a measure of liquidity.

	Three Months Ended
	March 31,
In Millions	2008	2007

Net Sales	$724.3	$584.1
Altivity Net Sales	113.0	—

Adjusted Net Sales	$611.3	$584.1

Net Loss	$(23.3)	$(38.7)
Add (Subtract):
Income Tax Expense	6.4	7.4
Equity in Net Earnings of Affiliates	(0.3)	(0.2)
Interest Expense, Net	42.7	43.1
Depreciation and Amortization	50.6	53.2

EBITDA	76.1	64.8
Charges Associated with Combination with Altivity	22.3	—

Adjusted EBITDA	$98.4	$64.8

Net Loss	$(23.3)	$(38.7)
Charges Associated with Combination with Altivity	22.3	—

Adjusted Net Loss	$(1.0)	$(38.7)

Per Share — Basic
Net Loss	$(0.10)	$(0.19)
Charges Associated with Combination with Altivity	0.10	—

Adjusted Net Loss	$(0.0)	$(0.19)

Per Share — Diluted
Net Loss	$(0.10)	$(0.19)
Charges Associated with Combination with Altivity	0.10	—

Adjusted Net Loss	$—	$(0.19)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2008
Net Tons Sold (000’s):
Paperboard Packaging	522.2	—	—	—
Multi-wall Bag	15.8	—	—	—
Specialty Packaging (1)	—	—	—	—

Total	538.0	—	—	—

Net Sales ($ Millions):
Paperboard Packaging	$678.7	$—	$—	$—
Multi-wall Bag	33.4	—	—	—
Specialty Packaging	12.2	—	—	—

Total	$724.3	$—	$—	$—

(1) Tonnage is not applicable to the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

2007
Net Tons Sold (000’s):
Paperboard Packaging	474.7	496.9	484.3	469.6
Multi-wall Bag	—	—	—	—
Specialty Packaging	—	—	—	—

Total	474.7	496.9	484.3	469.6

Net Sales ($ Millions):
Paperboard Packaging	$584.1	$623.1	$612.1	$601.9
Multi-wall Bag	—	—	—	—
Specialty Packaging	—	—	—	—

Total	$584.1	$623.1	$612.1	$601.9

Note: Tonnage and net sales amounts have been retrospectively adjusted for discontinued operations.